UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2005

CELSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-1705

(Address of principal executive offices) (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry in a Material Definitive Agreement

On May 18, 2005, the Board of Directors of Celsion Corporation (“Celsion” or the “Company”) approved the grant of a stock option to Dr. Lawrence Olanoff, effective as of July 29, 2005, to purchase up to 6,440,000 shares of Common Stock at a per share exercise price equal to the closing price of the Common Stock on The American Stock Exchange on July 29, 2005, which was $0.38. The grant was made outside of any Company equity incentive plan or shares reserved for issuance under any such equity incentive plan and in connection with his appointment as, and as an inducement for him to serve as, President, Chief Executive Officer and a member of the Board of Directors of the Company. Further, the grant was made in reliance on the exemption from shareholder approval provided by Section 711(a) of the American Stock Exchange Company Guide. Pursuant to the Stock Option Grant Agreement, the option vests in four equal, annual installments commencing July 29, 2006, subject to Dr. Olanoff remaining employed with Celsion on such vesting dates; provided, that, under certain circumstances Dr. Olanoff may be entitled to the first installment even if his employment is terminated prior to the first anniversary. A copy of the Stock Option Grant Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of the Stock Option Grant Agreement is qualified in its entirety by the actual terms and conditions of that Agreement.

Item 9.01. Financial Statements, and Exhibits.

(c)	Exhibits.

99.1	Stock Option Grant Agreement effective July 29, 2005, between Celsion Corporation and Lawrence Olanoff, M.D., Ph.D.

99.2	Press Release issued by Celsion Corporation on July 29, 2005, announcing the grant of a stock option to purchase 6,440,000 shares of Common Stock to Dr. Lawrence Olanoff in connection with his appointment as President, Chief Executive Officer and a member of the Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Celsion Corporation

Date: July 29, 2005	By:	/s/ Anthony P. Deasey
Anthony P. Deasey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Stock Option Grant Agreement effective July 29, 2005, between Celsion Corporation and Lawrence Olanoff, M.D., Ph.D.

99.2	Press Release issued by Celsion Corporation on July 29, 2005, announcing the grant of a stock option to purchase 6,440,000 shares of Common Stock to Dr. Lawrence Olanoff in connection with his appointment as President, Chief Executive Officer and a member of the Board of Directors.